Exhibit 10.15

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (“Agreement”) is made as of July 16, 2013 (the “Effective Date”), by and between Agios Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Celgene Alpine Investment Co., LLC, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, the Company and Celgene Corporation, an affiliate of the Investor, are parties to that certain Discovery and Development Collaboration and License Agreement, dated as of April 14, 2010, as amended on October 3, 2011.

WHEREAS, the Company and the Investor are parties to, among other agreements (i) that certain Series B Convertible Preferred Stock Purchase Agreement dated as of April 14, 2010 (the “Series B Stock Purchase Agreement”) and (ii) that certain Second Amended and Restated Investor Rights Agreement dated November 16, 2011 by and among the Company, the Investor and certain other parties (the “Investor Rights Agreement”).

WHEREAS, pursuant to the terms of the Series B Stock Purchase Agreement, the parties agreed to certain rights and obligations with respect to the sale by the Company to the Investor of shares of its common stock, $0.001 par value per share (“Common Stock”) in connection with the Company’s initial public offering of Common Stock (“IPO”).

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, $12,750,000 of Common Stock in connection with the IPO (the “Financing”) on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) for the Company’s IPO.

WHEREAS, the closing of the Financing shall take place concurrently with the closing of the IPO and at a price per share equal to the initial public offering price per share that the Common Stock is sold to the public in the IPO (the “IPO Price” and such time, the “IPO Closing Time”), as set forth on the cover of the final prospectus filed with the SEC.

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with J. P. Morgan Securities LLC and Goldman Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Stock.

1.1. Sale and Issuance of Stock. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, $12,750,000 of Common Stock (the “Investment Amount”) at the IPO Price. The number of shares of Common Stock to be sold by the Company and purchased by the Investor hereunder (the “Shares”) shall equal the number of shares determined by dividing the Investment Amount by the IPO Price (rounded down to the nearest whole share). Payment of the purchase price for the Shares (the “Purchase Price”) shall be made at the Closing (as defined below) by wire transfer of immediately available funds to the account specified in writing by the Company to the Investor, subject to the satisfaction of the conditions set forth in this Agreement. Payment of the Purchase Price for the Shares shall be made against delivery to the Investor of the Shares, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.

1.2. Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the IPO Closing Time.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date); provided, that, for this purpose, the representations and warranties of the Company shall be deemed to be updated and modified by the information included in the Registration Statement, including but not limited to the final prospectus relating to the IPO, a copy of which Registration Statement shall have been furnished to the Investor prior to the Closing and on which the Investor shall be entitled to rely. “Registration Statement” means the registration statement on Form S-1 (File No. 333-189216), including any prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended (“Securities Act”), and any free writing prospectuses, relating to the IPO.

2.1. Organization, Valid Existence and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2. Registration Statement. The Registration Statement and any prospectus contained therein will not, as of the filing date of such Registration Statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.3. Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4. Valid Issuance of Shares. The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (b) restrictions on transfer under the lock-up agreement entered into by the Investor for the benefit of the Underwriters in the IPO, and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.5. Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default in any material respect of any provision of its certificate of incorporation or bylaws, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1. Authorization. Such Investor has all requisite power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representations to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares acquired by such Investor hereunder will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Shares.

3.3. No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.4. Disclosure of Information. Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5. Investment Experience. Such Investor understands that the purchase of the Shares involves substantial risk. Such Investor: (a) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment; and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons. Such Investor represents that the office in which its investment decision was made is located at the address set forth in Section 7.5.

3.6. Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

3.7. Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.8. No Brokers. Such Investor has not incurred, and will not incur in connection with the purchase of the Shares any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

4. Conditions to the Investor’s Obligations at Closing. The obligations of the Investor at Closing are subject to the fulfillment or waiver, on or by Closing, of each of the following conditions, which waiver may be given by written, oral or telephone communication to the Company or its counsel.

4.1. Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect shall be true and accurate in every respect as of the Closing.

4.2. Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein. Without limiting the foregoing, if applicable, all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and other applicable antitrust law relating to the transaction contemplated hereby will have expired or terminated early.

4.3. IPO. The registration statement filed with the SEC for the IPO shall been declared effective by the SEC. The Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) at the IPO Price (less any underwriting discounts or commissions).

4.4. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5. Conditions to the Company’s Obligations at Closing. The obligations of the Company to the Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written, oral or telephone communication to the Investor or its counsel:

5.1. Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2. Performance. Such Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein. Without limiting the forgoing, if applicable, all waiting periods under the HSR Act and other applicable antitrust law relating to the transactions contemplated hereby will have expired or terminated early.

5.3. Payment of the Purchase Price. Such Investor shall have delivered the Purchase Price as specified in Section 1.1 of this Agreement.

5.4. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5.5. IPO. The Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investor hereunder, the Firm Shares at the IPO Price (less any underwriting discounts or commissions).

6. Other Rights and Obligations of the Parties.

6.1. Amendment to Definition of “IPO Shares;” Restrictions on Transfer; Registration Rights. The parties agree that the definition of “IPO Shares” in Section 2.2 of the Series B Preferred Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following new definition: ““IPO Shares” shall mean the sum of (a) the Company IPO Shares, and (b) such additional number of shares of Common Stock as shall be equal to the total number of shares of Common Stock purchased in the Private Placement less the Company IPO Shares.” The parties further agree, acknowledge and confirm that by operation of such foregoing amended definition, (i) all of the Shares shall constitute “IPO Shares” for purposes of the Series B Stock Purchase Agreement; (ii) in accordance with Section 5.1 of the Series B Preferred Stock Purchase Agreement, all of the Shares constitute “Restricted Shares” and, accordingly, are subject to certain restrictions on transfer and other transfer requirements set forth in Section 5 of the Series B Stock Purchase Agreement; and (iii) all of the Shares shall constitute “Registrable Shares” for purposes of the registration rights set forth in the Investor Rights Agreement.

6.2. Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, EXECUTED BY THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT EXECUTED BY THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED FOR A PERIOD OF TIME AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

7. Miscellaneous.

7.1. Survival of Representations and Warranties. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the first anniversary of the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.2. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Massachusetts (without reference to the conflicts of law provisions thereof).

7.3. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

7.4. Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.5. Notices. Unless otherwise provided herein, any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)	if to the Investor:

Celgene Alpine Investment Co., LLC

c/o Celgene Corporation

86 Morris Avenue

Summit, NJ 07901

Facsimile: (908) 673-2766

Attention: Head of Research

With a copy to (which shall not constitute notice):

Celgene Alpine Investment Co., LLC

c/o Celgene Corporation

86 Morris Avenue

Summit, NJ 07901

Facsimile: (908) 673-2771

Attention: Legal Department

; and

(b)	if to the Company:

Agios Pharmaceuticals, Inc.

38 Sidney Street, 2nd Floor

Cambridge, MA 02139-4169

Facsimile: (617) 649-8618

Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):

WilmerHale

60 State Street

Boston, MA 02109

Facsimile: (617) 526-5000

Attention: Steven D. Singer, Esq.

7.6. No Finder’s Fees. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

7.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 7.7 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.8. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.9. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.10. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.11. Costs, Expenses. The Company and the Investor will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.

7.12. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.13. Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or either of the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters, (c) the registration statement filed with the SEC with respect to the IPO is withdrawn, (d) the Underwriting Agreement has not become effective by December 31, 2013, or (e) the written consent of each of the Company and the Investor.

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IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

COMPANY:

AGIOS PHARMACEUTICALS, INC.

By:	/s/ David P. Schenkein
Name:	David P. Schenkein, M.D.
Title:	Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

INVESTOR:

CELGENE ALPINE INVESTMENT CO., LLC

By Celgene International Sárl, sole member

By:	/s/ Robert J. Hugin
Name:	Robert J. Hugin
Title:	Director

By:	/s/ Jonathan Biller
Name:	Jonathan Biller
Title:	Director

[Signature Page to Common Stock Purchase Agreement]